NEWS RELEASE for August 18, 2008

Contact: Dina Masi, Interim CFO
             Jeffrey Leach, Investor Relations
             iBioPharma, Inc.
            j.leach@ibiopharma.com
            888.319.6962

IBIOPHARMA, INC. ANNOUNCES COMMENCEMENT OF TRADING ON THE OTC BULLETIN BOARD

NEWARK, DE, August 18, 2008 -- iBioPharma, Inc. (OTCBB:IBPM) today announced that it began trading on the OTC Bulletin Board under the symbol “IBPM” subsequent to the completion of the spin-off from its former parent, Integrated BioPharma, Inc. (NasdaqGM:INBP) to the shareholders of record of INBP on August 12, 2008.

About iBioPharma, Inc. (IBPM)

iBioPharma, has developed a novel, proprietary platform technology for the rapid, efficient and economical manufacture of biopharmaceuticals, including vaccine antigens, antibodies and other therapeutic proteins. iBioPharma has established an exclusive commercial relationship with the Fraunhofer USA Center for Molecular Biotechnology and the lead product candidates from the joint program include influenza vaccines and an antiviral therapeutic for treatment of influenza. Further information is available at www.ibiopharma.com

Statements included in this release related to iBioPharma, Inc. may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects. Further information on potential risk factors that could affect the Company's financial results can be found in the company's Reports filed with the Securities and Exchange Commission.